T:\flh\series\10F-3Jennison.doc

For the fiscal period ended (s) 12/31/97
File number 811-3623

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.   Jennison Portfolio

1.   Name of Issuer
     White Cap Industries, Inc.

2.   Date of Purchase
     1/22/97

3.   Number of Securities Purchased
     10,000

4.   Dollar Amount of Purchase
     $180,000

5.   Price Per Unit
     $18.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
     Donaldson, Lufkin & Jenrette

7.   Other Members of the Underwriting Syndicate
       See Exhibit A

EXHIBIT A

UNDERWRITER
Donaldson, Lufkin & Jenrette Securities Corporation
BancAmerica Robertson Stephens
BT Alex Brown Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
NationsBanc Montgomery Securities, Inc.
Prudential Securities Incorporated
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Blackford Securities Corp.
Crowell, Weedon & Co.
Cruttenden Roth Incorporated
First Analysis Securities Corporation
First of Michigan Corporation
Interstate/Johnson Lane Corporation
Janney Montgomery Scott Inc.
Libra Investments, Inc.
McDonald & Company Securities, Inc.
Parker/Hunter Incorporated
Raymond James & Associates, Inc.
Rodman & Renshaw, Inc.
Roney & Co.
Sands Brothers & Co., Ltd.
Sutro & Co. Incorporated
Wedbush Morgan Securities Inc.